UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, in support of the Company’s efforts to reduce overhead expenses, Robert E. Cell and John P. DeVillars resigned from the board of directors of Converted Organics Inc. (the "Company"). Marshall Sterman and Edward Stoltenberg will remain as independent directors. The resignations were not a result of any disagreements with the Company on any matters relating to the Company's operations, policies, or practices.

Item 8.01 Other Events.

On July 18, 2011 the Company issued a press release announcing the resignation of Robert E. Cell and John P. Devillars from the Company's board of directors. Marshall Sterman and Edward Stoltenberg will remain as independent directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Press release dated July 18, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

July 18, 2011	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEP

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 18, 2011